[EM&M Draft 10/8/2004]

AVENTIS

AND

THE BANK OF NEW YORK
As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement

Dated as of October ___, 2004

EMM-759350_2

TABLE OF CONTENTS

Page

SECTION 1.01.

Company.

SECTION 1.02.

Depositary.

SECTION 1.03.

Principal Office.

SECTION 1.04.

Custodian; Custodians.

SECTION 1.05.

Deposit Agreement.

SECTION 1.06.

Shares.

SECTION 1.07.

Deposited Securities.

SECTION 1.08.

Receipts.

SECTION 1.09.

American Depositary Shares.

SECTION 1.10.

Holder.

SECTION 1.11.

Registrar.

SECTION 1.12.

Dollars; Francs; FRF.

SECTION 1.13.

Securities Act of 1933.

SECTION 1.14.

Securities Exchange Act of 1934.

SECTION 1.15.

Commissions.

SECTION 1.16.

United States.

SECTION 1.17.

Deposit, Surrender, Delivery.

SECTION 1.18.

Nominee.

SECTION 1.19.

Business Day.

ARTICLE II FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01.

Form and Transferability of Receipts.

SECTION 2.02.

Deposit of Shares.

SECTION 2.03.

Execution and Delivery of Receipt.

SECTION 2.04.

Transfer of Receipts; Combination and Split-up of Receipts.

SECTION 2.05.

Surrender of Receipts and Withdrawal of Deposited Securities.

SECTION 2.06.

Limitations on Execution and Delivery, Transfer. etc. of Receipts; Suspension of Delivery, Transfer, etc.

SECTION 2.07.

Lost Receipts, etc.

SECTION 2.08.

Cancellation and Destruction of Surrendered Receipts.

SECTION 2.09.

Partial Entitlement ADSs.

ARTICLE III CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.01.

Filing Proofs, Certificates and Other Information.

SECTION 3.02.

Liability of Holder for Taxes.

SECTION 3.03.

Warranties on Deposit of Shares.

SECTION 3.04.

Disclosure of Interests.

ARTICLE IV THE DEPOSITED SECURITIES

SECTION 4.01.

Power of Attorney.

SECTION 4.02.

Cash Distributions; Withholding.

SECTION 4.03.

Distributions other than Cash or Shares.

SECTION 4.04.

Distributions in Shares.

SECTION 4.05.

Rights.

SECTION 4.06.

Conversion of Foreign Currency.

SECTION 4.07.

Fixing of Record Date.

SECTION 4.08.

Voting of Deposited Securities.

SECTION 4.09.

Chancres Affecting Deposited Securities.

SECTION 4.10.

Reports.

SECTION 4.11.

Lists of Receipt Holders.

SECTION 4.12.

Withholding.

ARTICLE V THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.01.

Maintenance of Office and Transfer Books by the Depositary.

SECTION 5.02.

Prevention or Delay in Performance by the Depositary or the Company.

SECTION 5.03.

Obligations of the Depositary, the Custodian and the Company.

SECTION 5.04.

Loans and Pre-Release of Shares and Receipts.

SECTION 5.05.

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

SECTION 5.06.

The Custodian.

SECTION 5.07.

Notices and Reports.

SECTION 5.08.

Issuance or Deposit of Additional Shares, etc.

SECTION 5.09.

Indemnification.

SECTION 5.10.

Charges of Depositary.

SECTION 5.11.

Retention of Depositary Documents.

ARTICLE VI AMENDMENT AND TERMINATION

SECTION 6.01.

Amendment.

SECTION 6.02.

Termination.

SECTION 6.03.

Termination Upon Merger of Shares.

ARTICLE VII MISCELLANEOUS

SECTION 7.01.

Counterparts.

SECTION 7.02.

No Third-Party Beneficiaries.

SECTION 7.03.

Severability.

SECTION 7.04.

Holders as Parties; Binding Effect.

SECTION 7.05.

Notices.

SECTION 7.06.

Governing Law.

SECTION 7.07.

Compliance with U.S. Securities Laws.

759350_1

Page

EXHIBIT A

FORM OF FACE OF RECEIPT

1

Introductory Paragraph

1

(1)

The Deposit Agreement

1

(2)

Surrender of Receipts and Withdrawal of Deposited Securities

1

(3)

Transfers, Split-ups and Combinations

2

(4)

Liability of Holders for Taxes

3

(5)

Warranties by Depositor

3

(6)

Charges of Depositary

3

(7)

Disclosure of Interests

4

(8)

Title to Receipts

6

(9)

Validity of Receipt

6

(10)

Available Information

6

Signature of Depositary

FORM OF REVERSE OF RECEIPT –Summary of

Certain Additional Provisions of the Deposit Agreement

(11)

Dividends and Distributions; Rights

1

(12)

Record Dates

2

(13)

Voting of Deposited Securities

2

(14)

Changes Affecting Deposited Securities

4

(15)

Reports; Inspection of Transfer Books

4

(16)

Withholding

4

(17)

Liability of the Company and Depositary

5

(18)

Loans and Pro-Release of Shares and Receipts

6

(19)

Resignation and Removal of Depositary, Substitution of Custodian

7

(20)

Amendment of Deposit Agreement and Receipts

7

(21)

Termination of Deposit Agreement

7

(22)

Retention of Depositary Documents

8

(23)

Compliance with U.S. Securities Laws

8

(24)

Termination Upon Merger of Shares

8

759350_1

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of _________, 2004, among AVENTIS (formerly Rhone-Poulenc S.A.), a société anonyme organized under the laws of The Republic of France (the “Company”), THE BANK OF NEW YORK, a New York banking corporation (the “Depositary”), and all Holders from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and Citibank, N.A. entered into a deposit agreement dated as of January 19, 1993 for the purposes stated in that agreement and subsequently amended that agreement as of July 12, 1993, amended and restated that agreement as of December 15, 1994 and further amended that agreement by an Amendment No. 1 to the Amended and Restated Deposit Agreement dated as of October 12, 1997 (as so amended, the “Previous Deposit Agreement”);

WHEREAS, pursuant to Section 5.05 of the Previous Deposit Agreement, the Company removed Citibank, N.A. as depositary under the Previous Deposit Agreement and appointed The Bank of New York as successor depositary and The Bank of New York accepted that appointment as of October 22, 2004; and

WHEREAS, the Company and The Bank of New York now wish to amend and restate the Previous Deposit Agreement, to be effective as provided in Section 6.03 of this Amended and Restated Deposit Agreement.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree that the Previous Deposit Agreement is hereby amended and restated as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1.

Company.

The term “Company” shall mean AVENTIS, a société anonyme organized and existing under the laws of the Republic of France, having its registered office at Espace Européen de l’Entreprise, 16, avenue de l’Europe, 67917 Strasbourg-Cedex 9, France, and its successors.

SECTION 1.2.

Depositary.

The term “Depositary” shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.

SECTION 1.3.

Principal Office.

The term “Principal Office,” when used with respect to the Depositary, shall be the principal office of the Depositary at which at any particular time its depositary receipt business shall be administered, which, at the date of this Agreement, is located at 101 Barclay Street, New York, New York 10286.

SECTION 1.4.

Custodian; Custodians.

The term “Custodian” shall mean, as of the date hereof, Société Générale as custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.06, as a substitute or an additional custodian or custodians hereunder, as the context shall require and the term “Custodian” shall mean all of them, collectively.

SECTION 1.5.

Deposit Agreement.

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement as it may from time to time be amended in accordance with the terms hereof and all instruments supplemental hereto.

SECTION 1.6.

Shares.

The term “Shares” shall mean Ordinary Shares, nominal value 3.82 euro per share, of the Company, either (i) in bearer form (titres au porteur; i.e., shares registered in a share account maintained by the Custodian, as an accredited financial intermediary on behalf of such Holder), or (ii) in registered form (titres nominatifs; i.e., shares registered in the Company’s share register maintained by the Custodian as correspondant - teneur de comptes on behalf of the Company) and, in each case, shall include evidence of rights to receive Shares; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.09, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.7.

Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited (whether by book entry transfer, electronic transfer, delivery of physical certificates, or otherwise) or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.06.

SECTION 1.8.

Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as such American Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt may evidence any number of American Depositary Shares.

SECTION 1.9.

American Depositary Shares.

The term “American Depositary Shares” shall mean the rights represented by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall represent one Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.04 or a change in Deposited Securities covered by Section 4.09 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the Shares or Deposited Securities specified in such Sections.

SECTION 1.10.

Holder.

The term “Holder” shall mean the person or persons in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.11.

Registrar.

The terns “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan. The City of New York, which shall be appointed by the Depositary, with the approval of the Company, to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary, upon the request or with the approval of the Company, for such purposes.

SECTION 1.12.

Dollars; Francs; FRF.

The term “dollars’ shall mean United States dollars. The term “Francs” or “FRF” shall mean French francs.

SECTION 1.13.

Securities Act of 1933.

The term “Securities Act of 1933 shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.14.

Securities Exchange Act of 1934.

The term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.15.

Commissions.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.16.

United States.

The term “United States” shall mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

SECTION 1.17.

Deposit, Surrender, Delivery.

The terms “deposit,” “surrender,” or “delivery,” when used with respect to Shares, shall refer, where the context requires, to an entry or entries in an account or accounts maintained by institutions authorized under French law to effect transfers of securities, and not to the physical transfer of certificates representing the Shares.

SECTION 1.18.

Nominee.

The term “Nominee” when used with respect to the Depositary shall mean such nominee or nominees of the Depositary as it shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under this Deposit Agreement. The Nominee may be a Custodian or another French entity entitled to act as nominee under relevant French laws and regulations. The Nominee shall perform in whatever capacity and to whatever extent under this Deposit Agreement as the Depositary designates in its appointment of the Nominee. Such appointment may be evidenced by written agreement, letter, telegram, telex or facsimile transmission or orally with subsequent confirming agreement, letter, telegram, telex or facsimile transmission.

SECTION 1.19.

Business Day.

The term “Business Day” shall mean a day on which banks are open for business in New York.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF SHARES,
EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1.

Form and Transferability of Receipts.

Definitive Receipts shall be engraved, printed or lithographed on steel-engraved borders or in such other form as may be agreed upon by the Company and the Depositary, and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Such Receipts shall be executed and dated by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar and dated by such officer. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar, and such execution of any Receipt by manual signature shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder. The Depositary shall maintain books in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of a duly authorized officer of the Depositary, who was at any time a proper officer of the Depositary, shall bind the Depositary, notwithstanding the fact that such officer has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or such officer did not hold such office at the date of such Receipts.

The Receipts may be endorsed, upon the request or approval of the Company, with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be necessary to enable the Depositary to perform its obligations hereunder or as may be required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to each American Depositary Share evidenced thereby), when such Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2.

Deposit of Shares.

American Depositary Shares will represent Shares in bearer form, unless the Holder notifies the Depositary in writing that it requests that Shares be held in registered form. Subject to the terms and conditions of this Deposit Agreement, Shares may be deposited by any person (including by electronic transfer thereof) (i) in the case of Shares in registered form, by inscription of ownership of such Shares in the name of the Depositary in the Company’s share register maintained by the Custodian as correspondant – teneur de comptes on behalf of the Company or (ii) in the case of Shares in bearer form, in a share account maintained by the Custodian, as accredited financial intermediary on behalf of such Holder, in the name of the Depositary, pursuant to appropriate instructions for transfer in a form satisfactory to the Company or its agent or the Custodian, as the case may be, together with all such certifications as may be required by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the Shares so deposited. The Custodian will, upon request by the Depositary, issue or cause to be issued written confirmations as to holdings of Shares, it being agreed and understood that such confirmations do not constitute documents of title. No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by (i) the governmental authority or body in The Republic of France, if any, that is then performing the function of the regulation of currency exchange, and (ii) the governmental authority or body in The Republic of France, if any, that is then performing the function of the regulation of foreign ownership of French companies, and the Company agrees that it will not, and will not permit any of its affiliates to, deposit any Shares in respect of which any such necessary approval has not been granted.

If required by the Depositary, Shares presented for deposit (including deposits by electronic transfer) at any time, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of any such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

Upon each delivery (including deposits by electronic transfer) to a Custodian of Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, transfer and record the Shares being deposited in the name of the Depository or its Nominee.

Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary.

SECTION 2.3.

Execution and Delivery of Receipt.

Upon receipt by a Custodian of a deposit pursuant to Section 2.02 hereunder (and in addition, if transfer of the Shares is permitted at the time, a proper acknowledgement or other evidence from the Company or the appointed agent of the Company for transfer and registration of the Shares, satisfactory to the Depositary that the deposited Shares are properly held by the Custodian), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made, by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, the Depositary or its Nominee, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons and evidencing in the aggregate the number of American Depositary Shares to which such person is entitled, but only upon payment to the Depositary of the fee, if any, of the Depositary for the issuance, execution and delivery of such Receipt or Receipts and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares as described in Section 5.10 hereof.

SECTION 2.4.

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall register transfers of Receipts on its transfer books, upon any surrender of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York, the United States of America and the Republic of France. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto. In the case of surrender of a Receipt by a Holder that has previously requested that a number of Shares represented by the American Depositary Shares evidenced by such Receipt be denominated in registered form, the Depositary shall notify the Custodian of the details of such surrender.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depository Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary shall ensure that it has on hand at all times a sufficient supply of Receipts to meet the demands for transfer.

SECTION 2.5.

Surrender of Receipts and Withdrawal of Deposited Securities.

Upon surrender at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt, and upon payment of the fee, if any, of the Depositary for the surrender and cancellation of Receipts and subject to the terms and conditions of this Deposit Agreement, the Holder of such Receipt shall be entitled to the transfer of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to an account in the name of such Holder or such person as shall be designated by such holder maintained by the Custodian in the case of Deposited Securities in registered form or maintained by an accredited financial institution in the case of Deposited Securities in bearer form. Such transfer shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed or accompanied by proper instruments of transfer, and the Holder thereof shall execute and deliver to the Depository a written order directing the Depositary to cause the Deposited Securities being withdrawn to be transferred to an account in the name of the Holder or such name as shall be designated by such Holder maintained by the Custodian in the case of Deposited Securities in registered form or maintained by an accredited financial institution in the case of Deposited Securities in bearer form.  Thereupon, subject to sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, the Depositary shall direct the Custodian to effect the transfer of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depository Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depository. In the case of surrender of a Receipt by a Holder that has previously requested that a number of Shares represented by the American Depositary Shares evidenced by such Receipt be denominated in registered form, the Depositary shall notify the Custodian of the details of such surrender.

If physical delivery of Deposited Securities is available in lieu of the transfer described above, then at the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title, if any, for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

SECTION 2.6.

Limitations on Execution and Delivery, Transfer, etc. of Receipts; Suspension of Delivery, Transfer, etc.

As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities withdrawn) and payment of any applicable fees as herein provided, and may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the Depositary or the appointed agent for the Company for the transfer and registration of Shares are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or the Company’s Articles of Association (Statuts) or for any other reason. Notwithstanding any other provision of this Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

Without limitation of the foregoing, the Depositary shall not accept for deposit under the Deposit Agreement any Shares (i) which, if sold by the holder thereof in the United States (as defined in Regulation S under the Securities Act of 1933) would be, to the actual knowledge of the Depositary, subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect relating to such Shares or the sale of such Shares would be exempt from such provisions or (ii) the deposit of which would, to the actual knowledge of the Depositary, infringe any provisions of the Company’s Statuts. The Depositary shall be entitled to rely for purposes of this paragraph, unless the Depositary has actual knowledge to the contrary, on any such certificate as to the effectiveness of a registration statement or the availability of any exemption from the registration requirements of the Securities Act of 1933. The Depositary shall comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may be reasonably specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

SECTION 2.7.

Lost Receipts, etc.

In cast any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.8.

Cancellation and Destruction of Surrendered Receipts.

All Receipts physically surrendered to the Depositary shall be cancelled by the Depositary. Cancelled receipts shall not be entitled to any benefits under this Agreement or be valid or obligatory for any purpose. The Depositary is authorized to destroy physically surrendered Receipts so cancelled. The Depositary agrees to maintain records of all Receipts cancelled or issued under this Section, in accordance with procedures customarily followed by stock transfer agents located in New York City.

SECTION 2.9.

Partial Entitlement ADSs.

In the event any Shares are deposited which do not entitle the holders thereof to receive the same per-share distribution or other entitlement as the Shares then on deposit (the Shares then on deposit collectively, “Full Entitlement Shares” and the Shares with different entitlement, “Partial Entitlement Shares”), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of this Agreement, issue American Depositary Shares  and deliver Receipts representing Partial Entitlement Shares which are separate and distinct from the American Depositary Shares and Receipts representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) (“Partial Entitlement American Depositary Shares/Receipts” and “Full Entitlement American Depositary Shares/Receipts”, respectively). Holders and Beneficial Owners of Partial Entitlement American Depositary Shares shall on1y be entitled to the entitlements of Partial Entitlement Shares.  Holders and Beneficial Owners of Full Entitlement American Depositary Shares shall only be entitled to entitlements of Full Entitlement Shares. All provisions and conditions of this Agreement shall apply to Partial Entitlement Receipts and Partial Entitlement American Depositary Shares to the same extent as Full Entitlement American Depositary Receipts and Full Entitlement American Depositary Shares, except as contemplated by this Section 2.09.  The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the notations on Receipts) to give effect to the terms of this Section 2.09.  The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued by it, other than Shares issued upon the exercise of Warrants, are Partial Entitlement Shares, shall cooperate with the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon delivery to the Custodian and shal1 notify the Depositary when such Partial Entitlement Shares become Full Entitlement Shares.  Upon receipt of such notice. the Depositary shall (a) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares and (b) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement American Depositary Receipts and Partial Entitlement American Depositary Shares, on the one hand. and (ii) the Full Entitlement American Depositary Receipts and Full Entitlement American Depositary Shares on the other, and (c) shall give notice thereof to the Holders and Beneficial Owners of Partial Entitlement ADSs and give Holders of Partial Entitlement American Depositary Receipts the opportunity to exchange such Partial Entitlement American Depositary Receipts for Full Entitlement Receipts.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.1.

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file such proof of citizenship, residence or exchange control approval, payment of applicable French or other taxes or governmental charges, or legal or beneficial ownership, to provide information relating to the registration on the Company’s share register or the books of the appointed agent of the Company for the transfer and registration of Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper to comply with applicable laws or regulations or to enable the Depositary or the Company to perform its obligations hereunder. The Depositary may withhold the execution or delivery or registration of transfer of all or part of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed. The Depositary shall provide the Company, in a timely manner, with copies of any such proofs and certificates and such written representations and warranties as aforesaid which it receives.

SECTION 3.2.

Liability of Holder for Taxes.

If any French or other tax or other governmental charge shall become payable with respect to any Deposited Securities represented by the American Depositary Shares evidenced by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of he Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale to the payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

SECTION 3.3.

Warranties on Deposit of Shares.

Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable and that the person making such deposit is duly authorized so to do. Every such person (other than the Company) shall also be deemed to represent that such Shares are not restricted under the securities laws of the United States. Such representations and warranties shall survive the deposit of Shares and the issuance of Receipts in respect thereof.

SECTION 3.4.

Disclosure of Interests.

Notwithstanding any other provisions of this Deposit Agreement, each Holder agrees to comply with the Company’s Statuts, as they may be amended from time to time, and the laws of the Republic of France with respect to the disclosure requirements regarding ownership of Shares, all as if such Receipts were to the extent practicable the Shares represented thereby. As of the date of this Agreement, such disclosure requirements are as follows:

Pursuant to the Company’s Statuts, any person or entity that becomes the owner, directly or indirectly, or in concert with other shareholders of Shares or shares assimilated to Shares (which includes American Depositary Shares), as discussed below in this Section 3.04, equal to or greater than 0.5% of the total number of the Company’s share capital and/or voting rights must notify the Company of the number of Shares and/or voting rights held by it no later than 15 days after exceeding such amount. Notification is also required each time a Holder’s shareholding exceeds an additional 0.5% of the Company’s share capital and/or voting rights or falls below any previously declared level, within 15 days of such acquisition or disposition, up to and including the time when such Holder’s ownership equals 50% of the Company’s share capital and/or voting rights. Notification shall be made by registered letter with acknowledgment of receipt, fax or telex, stating whether or not the shares are held on behalf of, under the control of, or in concert with, other legal or natural persons and indicating the date of acquisition or disposition of the shares triggering such notification and the amount of shares and voting rights then held by such person. In order to facilitate compliance with these notification requirements, a Holder of Receipts may deliver any such notification to the Depositary, with respect to Shares represented by American Depositary Shares, and the Depositary shall, as soon as practicable thereafter, forward such notification to the Company.

In the event that a Holder fails to comply with the requirements of the Company’s Statuts set forth in the preceding paragraph, such Holder, upon request of a holder or holders of 5% or more of the share capital of the Company, shall not be permitted, in accordance with, and subject to the limitations provided under French law, to exercise voting rights with respect to any Shares or shares assimilated to Shares as to which any required disclosure (as set forth in the two preceding paragraphs) has not been made. Such disqualification shall only apply to Shares in excess of the applicable threshold.

Any person or entity that becomes the owner, directly or indirectly, or in concert with other shareholders of Shares or shares assimilated to Shares (which include American Depositary Shares), as discussed below in this Section 3.04, representing 1% or more of the share capital of the Company must provide the Company, within 15 calendar days of reaching such ownership level, with a written notice requesting that all such Shares, as well as any Shares subsequently acquired in excess of that amount, be in registered form. In order to facilitate compliance with these notification requirements, a Holder of Receipts may deliver to the Depositary its request that a number of Shares represented by the American Depositary Shares evidenced by such Holder’s Receipts be denominated in registered form. Upon receiving such request, as soon as practicable thereafter, the Depositary shall request the Custodian to denominate such Shares in registered form and to thereafter promptly notify the Depositary and the Company that such change has been effectuated at such Holder’s request.

Pursuant to the French Law on the Security and Transparency of Financial Markets of August 2, 1989, any person or entity that becomes the owner of more than one-twentieth, one-tenth, one-fifth, one-third, one-half or two-thirds of the share capital or voting rights (or Shares or voting rights assimilated thereto (which includes American Depositary Shares), as discussed below in this Section 3.04), must so notify the Company within 15 calendar days and the Conseil des Bourses des Valeurs within five trading days of acquiring such shares or voting rights. A holder of Shares is also required to notify the Company and the Conseil des Bourses des Valeurs  if the percentage of Shares or voting rights owned by such holder falls below the levels described in the previous sentence. In order to permit holders of Shares to give the notice required by law, the Company is obligated to file with the Bulletin des Annonces Légales Obligatories (“BALO”) within 15 calendar days of the Company’s annual ordinary general meeting, information with respect to the total number of votes available as of the date of such meeting. In addition, if the number of available votes changes by 5% or more, the Company is required to publish in the BALO, within 15 calendar days of such change, a notification of the number of votes then available. In order to facilitate compliance with these notification requirements, a Holder of Receipts may deliver any such notification to the Depositary, with respect to Shares represented by American Depositary Shares, and the Depositary shall, as soon as practicable, forward such notification to the Company and the Conseil des Bourses de Valeurs.

In the event that a Holder fails to comply with the requirements set forth in the preceding paragraph, such Holder shall not be permitted, in accordance with, and subject to limitations provided under French law, to exercise voting rights with respect to any Shares or shares assimilated to Shares exceeding the above-referenced thresholds as to which any required disclosure (as set forth in the preceding paragraph) has not been made until the end of a two-year period following the date on which such Holder has complied with such disclosure requirement. In addition, a French court may, under certain circumstances, eliminate all or part of the voting rights of such Holder for a period not to exceed five years.

The provisions of this Section 3.04 relating to Shares or voting rights held by a person or an entity also apply to Shares or voting rights assimilated to such Shares or such voting rights as set forth under French law, i.e., (1) Shares or voting rights held by another person or entity on behalf of such person or entity, (ii) Shares or voting rights held by any company which is directly or indirectly controlled by such person or entity, (iii) Shares or voting rights held by a third party acting in concert with such person or entity, or (iv) Shares or voting rights that such person or entity, or any person or entity referred to in (i), (ii) or (iii) above, is entitled to acquire at its sole option by virtue of an agreement.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.1.

Power of Attorney.

Each Holder upon acceptance of a Receipt issued in accordance with the terms hereof, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in this Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

SECTION 4.2.

Cash Distributions; Withholding.

Whenever the Depositary receives any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.06 and Section 4.07, convert or cause to be converted such dividend or distribution into dollars and shall distribute promptly, but in any event no later than five (5) Business Days following receipt of such cash dividend or other cash distribution, such amount to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder of Receipts in respect of American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depository shall distribute only such amount, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in the Republic of France or any other relevant jurisdiction all amounts withheld and owing to such authority or agency.

SECTION 4.3.

Distributions other than Cash or Shares.

Whenever the Custodian shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by the Custodian to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depository to the Holders of Receipts entitled thereto as in the case of a distribution received in cash in accordance with Section 4.02, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders of Receipts entitled thereto in accordance with such equitable and practicable method as the Depositary shall have adopted.

SECTION 4.4.

Distributions in Shares.

In the event that holders of Shares are granted the option to receive dividends on such Shares in the form of cash or additional Shares, Holders of Receipts shall be entitled to receive such option only with the Company’s prior written approval, subject to the terms of Section 5.08 of this Agreement. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depository Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.5.

Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, determine the procedure to be followed in making such rights available to the Holders of Receipts entitled thereto or in disposing of such rights on behalf of such Holders and, after deduction or upon payment of the fees of the Depositary (which shall be calculated as if the Depositary had issued to Holders American Depositary Shares representing that number of Shares which may be obtained upon exercise of such rights) making the net proceeds available in dollars to such Holders; or, if by the terms of such rights offering, or by reason of applicable law, the Depositary may neither make such rights available to Holders nor dispose of such rights and make the net proceeds available to Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii)

if at the time of the offering of any rights the Depositary determines that it is not lawful or feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its best efforts to sell such rights or such warrants or other instruments at public or private sales, at such place or places and upon such terms as it may deem proper, and, after deduction or upon payment of the fees of the Depositary (which shall be calculated as if the Depositary had issued to Holders American Depositary Shares representing that number of Shares which may be obtained upon exercise of such rights) allocate the net proceeds of such sales for the accounts of the Holders of Receipts otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of Receipts unless and until a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of such Act. The Company shall have no obligation to register such rights or such Securities under the Securities Act of 1933.

SECTION 4.6.

Conversion of Foreign Currency.

Whenever the Depositary receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars distributable to the Holders of the Receipts entitled thereto, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine (the Depositary has informed the Company that it would normally convert such foreign currency into dollars by selling such foreign currency and purchasing dollars on the spot market on the date it receives such foreign currency), such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall promptly, but in any event no later than five (5) Business Days after receipt of such foreign currency, be distributed to the Holders of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion with regard to a particular Holder or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may seem desirable; provided, however, the Company shall not be obligated to make any such filings.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to the Holders of Receipts entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders of Receipts entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders of Receipts entitled thereto for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary and not so convertible to, or hold such balance uninvested and without liability for interest thereon for the account of, the Holders of Receipts entitled thereto for whom such conversion and distribution is not practicable.

SECTION 4.7.

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever for any reason the Depository gives effect to a change in the number of Deposited Securities that are represented by American Depositary Shares, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (which shall be, to the extent practicable, the same as the record date fixed by the Company (a) for the determination of the Holders of Receipts who shall be entitled (i) to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) to give instructions for the exercise of voting rights at any such meeting or (b) for fixing the date on or after which each American Depositary Share will represent the changed member of Deposited Securities. The Depository will use its best efforts to fix a record date that will coincide with the record date fixed by the Company, however, if a coinciding record date is not possible, the Depository will fix a record date as near as practicable to the record date fixed by the Company. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.8.

Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts (i) an English version of the notice of such meeting sent by the Company, (ii) a statement that the Holders as of the close of business on a record date established by the Depositary pursuant to Section 4.07 of this Deposit Agreement will be entitled, subject to any applicable provision of French company law and the Statuts of the Company (which provisions, if any, shall be summarized in pertinent part), to exercise the voting rights, if any (subject to the restriction detailed below), pertaining to the Shares or other Deposited Securities represented by such Holder’s American Depositary Shares, and (iii) summaries in English of any materials or other documents provided by the Company for the purpose of enabling such Holders to exercise such voting rights by means of voting by mail (formulaire de vote par correspondance) or by proxy. Upon the Depositary’s receipt from any Holder of either a formulaire de vote par correspondance or a procuration en blanc (a proxy for management to vote on such Holder’s behalf), duly completed and executed, on or before the response date established by the Depositary for such purposes, the Depositary shall forward such materials or documents as soon as practicable to the Custodian.

In accordance with French company law and the Statuts of the Company, a precondition for exercising any voting rights is that, in the case of a holder of Shares in registered form, such holder be registered in the share register of the Company at least five days prior to the date of the shareholders’ meeting or, in the case of a holder of Share in bearer form, such holder shall request its accredited financial intermediary to issue a certificat d’immobilisation de titres au porteur evidencing the immobilization of its Shares until the time fixed for the meeting, at least five days prior to the date of the meeting.

Pursuant to these requirements, a Holder of a Receipt representing Shares in registered form that desires to exercise its voting rights is required to (a) be registered in the share register of the Company and (b) instruct the Depository to request that the Custodian deposit the formulaire de vote par correspondance or the procuration en blanc with the Company, at least five days prior to the date of the shareholders’ meeting.

Pursuant to these requirements, a Holder of a Receipt representing Shares in bearer form that desires to exercise its voting rights is required to (a) deposit its Receipt or Receipts in a blocked account with the Depositary until the completion of such meeting and (b) instruct the Depositary to (i) furnish the Custodian with the name and address of such Holder and the amount of American Depositary Shares represented by Receipts held by such Holder, (ii) notify the Custodian of such deposit, (iii) request that the Custodian issue a certificat d’immobilisation de titres au porteur with respect to such Shares and (iv) request that the Custodian deposit such certificat together with the formulaire de vote par correspondance or the procuration en blanc with the Company at least five days prior to the date of the meeting and give notice to the Company of such Holder’s intention to vote.

Each Share represents the right to cast one vote at shareholders’ meetings; provided, however, that, pursuant to the Statuts of the Company, each Share held in registered form in the name of the same shareholder for a period of at least three years as from January 1, 1994 will have the right to cast two votes at shareholders’ meetings. Holders of Receipts representing Shares in registered form may be entitled to such double voting rights with respect to such number of Shares represented by American Depositary Shares evidenced by Receipts held by them which has been registered in such Holder’s name on the Depositary’s books for a period of at least three years as determined by the Depositary.

The Depositary agrees not to cause to be voted the Shares or other Deposited Securities evidenced by a Receipt if it does not receive the above-referenced materials or documents from the Holder of such Receipt in accordance with this Section 4.08.

SECTION 4.9.

Chancres Affecting Deposited Securities.

Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company’s approval, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and, as soon as practicable after receipt of such notice from the Company, the Depositary shall give notice thereof, at the Depositary’s expense, in writing to all Holders of Receipts.

SECTION 4.10.

Reports.

The Depositary shall make available for inspection by Holders of Receipts at its Principal Office and at the office of each Custodian any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders of Receipts copies or summaries in English of all such reports and communications when furnished by the Company to the Custodian pursuant to Section 5.07.

SECTION 4.11.

Lists of Receipt Holders.

Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the transfer books of the Depositary.

SECTION 4.12.

Withholding.

Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any taxes or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively. The Depositary will use reasonable efforts to facilitate recovery by eligible U.S. Holders of Receipts of the excess 10% French withholding tax initially withheld and deducted in respect of dividends distributed to them by the Company as well as any avoir fiscal payment to be made in accordance with procedures established by the French Treasury. The Depositary shall provide such U.S. Holders with the French tax forms appropriate to recover such withholding tax and avoir fiscal payments and instructions for completing such forms, and shall advise such U.S. Holders to return such forms to it properly completed and executed. Upon receipt of such forms completed and executed by such U.S. Holders, the Depositary shall promptly cause them to be filed with the appropriate French tax authorities, and upon receipt of any resulting remittance, the Depositary shall distribute to the Holders entitled thereto, as soon as practicable, the proceeds thereof in dollars in accordance with Section 4.06.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1.

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts, provided that such inspection shall not to the Depositary’s knowledge be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable request of the Company.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

SECTION 5.2.

Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law of the United States or of The Republic of France or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Statuts of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be prevented or forbidden from, or delayed in doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.3.

Obligations of the Depositary, the Custodian and the Company.

The Company, its directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to Holders of Receipts, except that the Company agrees to use its best judgment and to act in good faith in the performance of its obligations set forth in this Deposit Agreement.

The Depositary, its directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to Holders of Receipts (including without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to use its best judgment and to act in good faith in the performance of its duties set forth in this Deposit Agreement.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in their respective opinions may involve them in expense or liability, unless indemnity satisfactory to them against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defused under the Securities Act of 1933) shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

Each of the Depositary, the Company and their respective directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instructions (i) to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, (ii) to have Shares denominated in registered form or (iii) to give any notification provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4.

Loans and Pre-Release of Shares and Receipts.

Subject to the further terms and provisions of this Section 5.04, the Statuts of the Company and applicable French law, Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of the rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction being referred to as a “PreRelease”).  The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction shall be (a) subject to a written representation from the person to whom Receipts or Shares are to be delivered that at the time of such transaction such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) subject to a written representation that such person, or its customer, will hold such Shares or Receipts in trust for the Depositary until their delivery to the Depositary or Custodian, reflect the Depositary as the owner of such Shares or Receipts on its records and deliver such Shares or Receipts upon the Depositary’s request, (c) at all times fully collateralized with cash, U.S. government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depository on not more than five (5) business days’ notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held hereunder, respectively; provided, however, that the Depositary shall inform the Company in the event it exceeds such thirty percent (30%) limit; and provided, further, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary deems appropriate and agrees to inform the Company in such event. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

Collateral provided pursuant to (c) above, but not the earnings thereon, shall be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

SECTION 5.5.

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall promptly deliver to such successor a list of the Holders of all outstanding Receipts, together with any other materials, data or other information necessary or advisable for such successor to perform fully its functions hereunder. Any such successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.

Any corporation into or with which the Depositary may be merged or consolidated shall, with the written consent of the Company, be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.6.

The Custodian.

The Depositary has initially appointed Société Générale as custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. The Depositary shall, promptly after receiving such notice, appoint a substitute custodian, after consultation with the Company, which shall thereafter be the Custodian hereunder. Whenever the Depositary after consultation with the Company determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or an additional custodian which shall thereafter be Custodian hereunder. Upon demand of the Depositary, the Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or Custodians. Each such substitute or additional custodian shall deliver to the Depositary and the Company forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary and the Company. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts.

Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.7.

Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company shall furnish to the Depositary in English annual reports (including audited consolidated financial statements), semi-annual reports (including unaudited interim consolidated financial statements), and English versions or summaries in English of notices of shareholders’ meetings and other reports and communications that are made generally available by the Company to holders of Deposited Securities. The Depositary shall arrange for the mailing of copies of such reports and summaries to all Holders. The Company shall provide the Depositary, as soon as practicable, with such quantity of such reports and summaries as requested by the Depositary from time to time in order for the Depositary to effect such mailings.

SECTION 5.8.

Issuance or Deposit of Additional Shares, etc.

In the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Shares or other Deposited Securities evidenced by Receipts, the Company agrees that with respect to such issuance to Holders, the Company will (i) forward to the Depositary written instructions as to the manner in which the Depositary is to effect actual delivery and (ii) in the event that the dividend or distribution to Holders is in a form other than payment of cash, upon the Depositary’s reasonable request, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States stating that such dividend or distribution will not violate the Securities Act of 1933.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or unless the offering and sale of such Shares is exempt from registration under the provisions of such Act or the transaction is exempt under such Act. In the event that the Company relies upon an exemption, the Company agrees that it will provide the Depositary with a written statement as to the exemption upon which the Company so relies, and if the Depositary reasonably requests, the Company will furnish to the Depositary a written opinion of counsel stating that the offering and sale of such Shares is exempt from registration under the provisions of the Securities Act of 1933.

SECTION 5.9.

Indemnification.

The Company agrees to indemnify the Depositary and each Custodian and their respective officers or directors against, and hold each of them harmless from, any liability or expense) including reasonable fees and expenses of counsel) which may arise (a) out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents, or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense is due to information (or omissions from such information) relating to such indemnified person, furnished in writing to the Company by such indemnified person expressly for use in a registration statement under the Securities Act of 1933.

The Depositary agrees to indemnify the Company and its directors and officers and hold them harmless from any liability or expense (including reasonable fees and expenses of counsel) incurred by them which may arise out of acts performed or omitted by the Depositary or its Custodian due to the negligence or bad faith of either the Depositary or the Custodian.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of a commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights under this Section 5.09) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim) without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

SECTION 5.10.

Charges of Depositary.

The Company agrees to pay the expenses or charges of the Depositary and the Registrar, if any, only in accordance with written agreements to be entered into between the Company and the Depositary, provided, however, the Company shall not be liable for (1) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03, the transfer, splitting up or combination of receipts pursuant to Section 2.04, the surrender of Receipts pursuant to Section 2.05 and the making of distributions pursuant to Sections 4.02 through 4.05, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or an appointed agent of the Company for transfer and registration of Shares) or in share accounts maintained by financial intermediaries and accordingly applicable to transfers of Shares to the name of the Depositary or its Nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (4) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or holders of Receipts, and (5) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06. Any other reasonable charges and expenses of the Depositary hereunder will be paid by the Company after consultation and execution of a written agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party to whom Receipts are issued in respect of a deposit of Shares (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company pursuant to Section 4.04 hereof or pursuant to the exercise of rights pursuant to Section 4.05 hereof) or by any party surrendering Receipts for the purpose of withdrawal of Deposited Securities, whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or Registrar and applicable to transfers of Shares to the name of the Depositary or the Custodian on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided for in this Deposit Agreement, (4) such expenses as are incurred by the Depositary or the Custodian in the conversion of foreign currency pursuant to Section 4.06, (5) a fee not in excess of 55.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts in respect of deposits of Shares pursuant to Sections 2.03. 4.04 or 4.05, and the surrender of Receipts for the purpose of withdrawal pursuant to Section 2.05 (except that no such fee shall be charged for the execution and delivery of Receipts on a deposit of Shares purchased upon the exercise of Warrants represented by American Depositary Warrants issued under that certain Warrant Deposit Agreement, dated as of October 22, 1997, by and among the Company, Citibank, N.A., as Warrant Depositary, and the Holders and Beneficial Owners of American Depositary Warrants issued thereunder), and (6) a fee for the distribution of proceeds pursuant to Section 4.05, such fee, which may be deducted from such proceeds, being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by holders of Shares received in exercise of rights distributed to them pursuant to Section 4.05, but which rights are instead sold by the Depositary, and the net proceeds distributed.

SECTION 5.11.

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the time permitted by the governing statutes but not before two years, unless such papers are required to be retained in connection with the performance of written agreements entered into between the Company and the Depositary from time to time or unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.1.

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time he amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any such amendment requires no consent from the Holders of Receipts. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have given to the Holders of outstanding Receipts except in order to comply with mandatory provisions of applicable law. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented by the American Depositary Shares evidenced thereby.

SECTION 6.2.

Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for the claims of the Holders, as creditors of the Depositary, for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.09 and 5.10 hereof. The obligations of the Depositary under Section 5.09 hereof shall survive the termination of this Deposit Agreement.

SECTION 6.3.

Termination Upon Merger of Shares.

(a)

Notwithstanding Sections 4.09 and 6.02 of this Deposit Agreement and anything else to the contrary in this Deposit Agreement, if the Company merges with and into Sanofi-Aventis, a société anonyme organized under the laws of The Republic of France (“Sanofi-Aventis”), on the date on which the d eposited Shares are converted pursuant to such merger into ordinary shares, nominal value €2 per share, of Sanofi-Aventis (“Sanofi-Aventis Ordinary Shares”), if the Depositary has received evidence satisfactory to it that the distribution of the Sanofi-Aventis Ordinary Shares will be made pursuant to a registration statement under the Securities Act of 1933 or pursuant to an exemption from the registration requirements thereunder, this Deposit Agreement shall terminate and, immediately prior to such termination, the following provisions shall apply:

(i)

the Depositary will consider itself to have been requested and instructed by the Company and the Holders to act, and the Depositary shall act, as provided in clauses (ii) through (v) below;

(ii)

the Depositary shall deposit the Sanofi-Aventis Ordinary Shares under the Deposit Agreement, dated as of June 28, 2002 (the “Sanofi-Aventis Deposit Agreement”), among Sanofi-Aventis, The Bank of New York, as depositary, and all owners and beneficial owners from time to time of American Depositary Receipts (“Sanofi-Aventis ADRs”) issued thereunder, to the extent that the Sanofi-Aventis Ordinary Shares can be represented by a whole number of American Depositary Shares of Sanofi-Aventis (“Sanofi-Aventis ADSs”) issued under the Sanofi-Aventis Deposit Agreement, and instruct the depositary under the Sanofi-Aventis Deposit Agreement to deliver Sanofi-Aventis ADRs evidencing such Sanofi-Aventis ADSs to the Depositary;

(iii)

upon receipt of the Sanofi-Aventis ADSs, the Depositary shall notify Holders that the American Depositary Share s held by any Holder has been converted into a right to receive (A) the largest whole number of Sanofi-Aventis ADSs issued under the Sanofi-Aventis Deposit Agreement in exchange for the number of Sanofi-Aventis Ordinary Shares represented by such Holder’s American Depositary Shares of Aventis; and (B)   the net proceeds of the sale of any fraction of a Sanofi-Aventis ADS as provided in clause (iv) below, and the Depositary shall call for surrender of all outstanding Receipts;

(iv)

to the extent that the conversion provided for in clause (iii) above gives rise to a right to receive the net proceeds of a fraction of a Sanofi-Aventis ADS, the Depositary shall use reasonable efforts to sell the aggregate of the fractions of Sanofi-Aventis ADSs to which Holders are entitled and shall hold any net proceeds, after deduction of the fees and expenses of the Depositary, for distribution to the Holders entitled to them in accordance with the cash distribution provisions of Section 4.0 2 of this Deposit Agreement ; and

(v)

upon surrender of a Receipt to the Depositary , and after deduction or upon payment of any applicable fees and expenses of the Depositary (including any fees and expenses that must be paid to the depositary under the Sanofi-Aventis Deposit Agreement) and any applicable taxes or other governmental charges, the Depositary will deliver to or upon the order of the Holder Sanofi-Aventis ADRs evidencing the number of Sanofi-Aventis ADSs provided in clause (iii) above, any net proceeds to which that Holder is entitled under clause (iv) above and any other Deposited Securities represented by the American Depositary Shares evidenced by that Receipt.

(b)

If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except as provided in subsection (a) and except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities and shall sell rights as provided in this Deposit Agreement.  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts that have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.0 9 ..  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Section 5.0 9 and 5. 1 0 hereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1.

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Holder of a Receipt at the Principal Office of the Depositary and the principal Paris office of any Custodian during business hours.

SECTION 7.2.

No Third-Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3.

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

SECTION 7.4.

Holders as Parties; Binding Effect.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5.

Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Aventis, c/o Sanofi-Aventis, 174 avenue de France,75013 Paris, France: Attention: Jean-Claude Leroy, Member of the Management Board and Chief Financial Officer of Aventis, with a copy at the same address to: Dirk Oldenburg, Member of the Management Board of Aventis, or to any other address which the Company may specify in writing.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: ADR Administration, or to any other address which the Depositary may specify in writing.

Any and all notices to be given to any Holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address at the address specified in such request.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6.

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York. It is understood that, notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Shares and other Deposited Securities and the obligations and duties of the Company in respect of such holders, as such, shall be governed by the laws of the Republic of France (or, if applicable, such other law as may govern Deposited Securities).

SECTION 7.7.

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, AVENTIS and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

AVENTIS

By:

Name:

Title:

THE BANK OF NEW YORK,

As Depositary

By:

Name:

Title:

EXHIBIT A

(FORM OF FACE OF RECEIPT)

 [The Receipts issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the Receipt: “This Receipt evidences American Depositary Shares representing “partial entitlement” Ordinary Shares of Aventis and as such do not entitle the holders thereof to the same per-share distributions and entitlements as other Ordinary Shares (which are “full entitlement” Ordinary Shares) issued and outstanding at such time. The American Depositary Shares represented by this Receipt shall entitle holders to distributions and entitlements identical to other American Depositary Shares upon designation by the Company of the Ordinary Shares represented by such American Depositary Shares as “full entitlement” Ordinary Shares.”]

Number __________________

AMERICAN DEPOSITARY SHARES

(Each Representing One Ordinary Share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

OF

AVENTIS

(Incorporated under the laws of The Republic of France)

THE BANK OF NEW YORK, a New York banking corporation, as Depositary (the “Depositary”), such Depositary’s principal office being located at 101 Barclay Street, New York, New York 10286, hereby certifies that ___________ is the owner of________________ American Depositary Shares, representing deposited Ordinary Shares, nominal value 3.82 euro per share (the “Shares”), of Aventis (the “Company”), a société anonyme organized under the laws of the Republic of France or rights to receive such Shares. Such Shares may be in bearer form (titres au porteur: i.e. shares registered in a share account maintained by the Custodian, which at the date of execution of the Deposit Agreement (as hereafter defined) is Société Générale, as an accredited financial intermediary on behalf of such Holder), or in registered form (titres nominatifs: i.e. shares registered in the Company’s share register maintained by the Custodian as correspondent - teneur de comptes on behalf of the Company). At the date of the Deposit Agreement, each American Depositary Share represents one Share1

1  Subject to amendment as provided in Article IV of the Deposit Agreement.

 deposited under the Deposit Agreement with the Custodian.

(1)

The Deposit Agreement.  This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of October ___, 2004 (the “Deposit Agreement”) by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the principal office of the Depositary and the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement, to which reference is hereby made and terms not otherwise defined herein have the meaning ascribed to them in the Deposit Agreement.

(2)

Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the principal office of the Depositary of this Receipt and upon payment of the fee, if any, of the Depositary provided in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement and paragraph (3) hereof, the Holder hereof is entitled to the transfer of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt to an account in the name of such Holder or such person as shall be designated by such Holder maintained by the Custodian in the case of Deposited Securities in registered form or maintained by an accredited financial institution in the case of Deposited Securities in bearer form. Such transfer will be made without unreasonable delay.

(3)

Transfers, Split-ups and Combinations. Subject to the limitations stated herein, this Receipt is transferable on the books of the Depositary by the Holder hereof in persons or by a duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the reasonable request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence or exchange control approval, payment of applicable French or other taxes or governmental charges or legal or beneficial ownership or other information as it may dean necessary or proper to comply with applicable laws and regulations. The delivery of Receipts against deposit of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld or the registration of transfer of Receipts in particular instances may be refused, or the registration or transfer of Receipts generally may be suspended during any period when the transfer books of the Depositary or the appointed agent for the Company for the transfer and registration of Shares are closed, or if any such action is deemed necessary or advisable by the Depository or the Company, in good faith, at any time or from time to time in accordance with the Deposit Agreement. Notwithstanding any provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection witch voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

Without limitation of the foregoing, the Depository will not accept for deposit under the Deposit Agreement any Shares (i) which, if sold by the holder thereof in the United States (as defined in Regulation S under the Securities Act of 1933) would be, to the actual knowledge of the Depositary, subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect relating to such Shares or the sale of such Shares would be exempt from such provisions or (ii) the deposit of which would, to the actual knowledge of the Depositary, infringe on any provisions of the Company’s Statuts.  The Depositary will be entitled to rely for purposes of this paragraph, unless the Depositary has actual knowledge to the contrary, on any such certificate as to the effectiveness of a registration statement or the availability of any exemption from the registration requirements of the Securities Act of 1933 The Depositary will comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may be reasonably specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

(4)

Liability of Holders for Taxes. If any French or other tax or other governmental charge shall become payable with respect to any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced hereby and may apply such dividends or other distributions or the proceeds of any such sale to the payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

(5)

Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Every such person (other than the Company) will also be deemed to represent that such Shares are not restricted under the securities laws of the United States. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

(6)

Charges of Depositary. The following charges will be incurred by a party to whom Receipts are issued in respect of a deposit of Shares (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or pursuant to the exercise of rights) or by any party surrendering Receipts for the purpose of withdrawal of Deposited Securities, whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or Registrar and applicable to transfers of Shares to the name of the Depositary or the Custodian on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided for in the Deposit Agreement, (4) such expenses as are incurred by the Depositary or the Custodian in the conversion of foreign currency pursuant to Section 4.06 of the Deposit Agreement, (5) a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts in respect of deposits of Shares pursuant to Sections 2.03, 4.04 or 4.05 of the Deposit Agreement, and the surrender of Receipts for the purpose of withdrawal pursuant to Section 2.05 of the Deposit Agreement (except that no such fee will be charged for the execution and delivery of Receipts on a deposit of Shares purchased upon the exercise of Warrants represented by American Depositary Warrants issued under that certain Warrant Deposit Agreement, dated as of October 22, 1997, by and among the Company, Citibank, N.A., as Warrant Depositary, and the Holders and Beneficial Owners of American Depositary Warrants issued thereunder), and (6) a fee for the remittance of proceeds pursuant to Section 4.05 of the Deposit Agreement, such fee, which may be deducted from such proceeds, being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by holders of Shares received in rights distributed to them pursuant to Section 4.05 of the Deposit Agreement, but which rights are instead sold by the Depositary, and the net proceeds distributed. Any other fees or charges payable to the Depositary, if any, will be paid by the Company. All such charges may be changed by agreement between the Depositary and the Company at any time and from time to time, effective only after three months’ notice thereof is given to Holders (other than changes in the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges).

(7)

Disclosure of Interests. The Holder hereof agrees to comply with the Company’s Articles of Association, as they may be amended from time to time (Statuts), and the laws of the Republic of France with respect to the disclosure requirements regarding ownership of Shares, all as if this Receipt were, to the extent practicable, the Shares represented hereby. As of the date of the Deposit Agreement, such disclosure requirements are as follows:

Pursuant to the Company’s Statuts, any person or entity that becomes the owner of Shares or shares assimilated to Shares (which include American Depositary Shares), as discussed below in this paragraph (7), equal to or greater than 0.5% of the total number of the Company’s share capital and/or voting rights must notify the Company of the number of Shares and/or voting rights held by it no later than 15 days after exceeding such amount. Notification is also required each time a Holder’s shareholding exceeds an additional 0.5% of the Company’s share capital and/or voting rights or falls below any previously declared level, within 15 days of such acquisition or disposition, up to and including the time when such Holder’s ownership equals 50% of the Company’s share capital and or voting rights. Notification will be made by registered letter with acknowledgment of receipt, fax or telex, stating whether or not the Shares are held on behalf of, under the control of, or in concert with, other legal or natural persons and indicating the date of acquisition or disposition of the Shares triggering such notification and the amount of Shares and voting rights then held by such person. In order to facilitate compliance with these notification requirements, a Holder of Receipts may deliver any such notification to the Depositary, with respect to Shares represented by American Depositary Shares, and the Depositary will, as soon as practicable thereafter, forward such notification to the Company.

In the event that a Holder fails to comply with the requirements of the Company’s Statuts set forth in the preceding paragraph, such Holder, upon request of a holder or holders of 5% or more of the share capital of the Company, will not be permitted, in accordance with, and subject to the limitations provided under French law, to exercise voting rights with respect to any Shares or shares assimilated to Shares as to which any required disclosure (as set forth in the two preceding paragraphs) has not bees made. Such disqualification will only apply to Shares in excess of the applicable threshold.

Any person or entity that becomes the owner, directly or indirectly, or in concert with other shareholders of Shares or shares assimilated to Shares (which include American Depositary Shares), as discussed below in this paragraph (7) representing 1% or more of the share capital of the Company must provide the Company, within 15 calendar days of reaching such ownership level, with a written notice requesting that all such Shares, as well as any Shares subsequently acquired in excess of that amount, be in registered form. In order to facilitate compliance with these notification requirements, a Holder of Receipts may deliver to the Depositary its request that a number of Shares represented by the American Depositary Shares evidenced by such Holder’s Receipts be denominated in registered form. Upon receiving such request, as soon as practicable thereafter, the Depositary will request the Custodian to denominate such Shares in registered form and to thereafter promptly notify the Depositary and the Company that such change has been effectuated at such Holders request.

Pursuant to the French Law on the Security and Transparency of Financial Markets of August 2, 1989, any person or entity that becomes the owner of more than one-twentieth, one-tenth, one-fifth, one-third, one-half or two-thirds of the share capital or voting rights for Shares or voting rights assimilated thereto (which include American Depositary Shares evidenced by this Receipt), as discussed below in this paragraph (7)) must so notify the Company within 15 calendar days and the Conseil des Bourses de Valeurs within five trading days of acquiring such Shares or voting rights. A holder of Shares is also required to notify the Company and the Conseil des Bourses de Valeurs if the percentage of Shares or voting rights owned by such holder falls below the levels described in the previous sentence. In order to permit holders of Shares to give the notice required by law, the Company is obligated to file with the Bulletin des Annonces Legales Obligatoires (“BALO”) within 15 calendar days of the Company’s annual ordinary general meeting, information with respect to the total number of votes available as of the date of such meeting. In addition, if the number of available votes changes by 5% or more, the Company is required to publish in the BALO, within 15 calendar days of such change, a notification of the number of votes then available. In order to facilitate compliance with these notification requirements, a Holder of Receipts may deliver any such notification to the Depositary, with respect to Shares represented by American Depositary Shares, and the Depositary will, as soon as practicable, forward such notification to the Company and the Conseil des Bourses de Valeurs.

In the event that a Holder fails to comply with the requirements set forth in the preceding paragraph, such Holder will not be permitted, in accordance with, and subject to limitations provided under French law, to exercise voting rights with respect to any Shares or shares assimilated to Shares exceeding the above-referenced thresholds as to which any required disclosure (as set forth in the preceding paragraph) has not been made until the end of a two-year period following the date on which such Holder has complied with such disclosure requirement. In addition, a French court may, under certain circumstances, eliminate all or part of the voting rights of such Holder for a period not to exceed five years.

The provisions of this paragraph (7) relating to Shares or voting rights held by a person or an entity also apply to shares or voting rights assimilated to such Shares or such voting rights as set forth under French law, i.e., (i) Shares or voting rights held by another person or entity on behalf of such person or entity, (ii) Shares or voting rights held by any company which is directly or indirectly controlled by such person or entity, (iii) Shares or voting rights held by a third party acting in concert with such person or entity, or (iv) Shares or voting rights that such person or entity, or any person or entity referred to in (i), (ii) or (iii) above, is entitled to acquire at its sole option by virtue of an agreement.

(8)

Title to Receipts. Subject to the limitations set forth herein, it is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees„ that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

(9)

Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

(10)

Available Information. As of the date of the Deposit Agreement, the Company is subject to the Periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, files certain reports with the Commission under such Act. These public reports and documents can be inspected by Holders of Receipts and copied at public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N. W. Washington, D.C. 20549.

UNDER FRENCH LAW AND THE COMPANY’S STATUTS, HOLDERS OF THESE AMERICAN DEPOSITARY RECEIPTS MAY HAVE CERTAIN DISCLOSURE OBLIGATIONS, AS SET FORTH IN PARAGRAPH (7) HEREOF, WITH WHICH FAILURE TO COMPLY COULD AFFECT SUCH HOLDER’S VOTING RIGHTS.

Dated:

Countersigned

THE BANK OF NEW YORK,
as Depositary

By:

By:

Authorized Officer

Vice President

759350_1

(FORM OF REVERSE OF RECEIPT)

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(11)

Dividends and Distributions; Rights. Whenever the Depository receives any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, subject to the provisions of the Deposit Agreement, convert or cause to be converted such dividend or distribution into United States dollars and will distribute promptly, but in any event no later than five (5) business days following receipt of such cash dividend or other cash distribution, the amount thus received (less any reasonable expenses incurred by the Depositary in converting such foreign currency) to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, provided however that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary in respect of taxes or other governmental charges. If, in the judgment of the Depositary, amounts received in foreign currency may not be converted on a reasonable basis into United States dollars, distributable to the Holders of Receipts entitled thereto, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may, in its discretion, make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance uninvested without liability for interest thereon for the account of, the Holders of Receipts entitled thereto for whom such conversion and distribution is not practicable. Whenever the Custodian receives any distribution other than cash or Shares upon any Deposited Securities, the Depositary will cause such securities or property to be distributed to the Holders entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt much method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. In the event that holders of Shares are granted the option to receive dividends on such Shares in the form of cash or additional Shares, Holders of Receipts shall be entitled to receive such option only with the Company’s prior written approval, subject to the terms of the Deposit Agreement. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company’s approval, and shall, if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will determine whether such rights are to be made available to the Holders of Receipts; provided, however that the Depositary will, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, use its best efforts (subject to the limitations set forth in the Deposit Agreement) to sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and after deduction or upon payment of the fees of the Depositary as provided in the Deposit Agreement allocate the net proceeds of such sales, as in the case of a cash distribution, for the accounts of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

(12)

Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever for any reason the Depositary gives effect to a change in the number of Deposited Securities that are represented by American Depositary Shares, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depository will fix a record date (which shall be, to the extent practicable, the same as the record date set by the Company) for the determination of the Holders of Receipts who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Deposited Securities, subject to the provisions of the Deposit Agreement.

(13)

Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will, as soon as practicable thereafter, mail to the Holders of Receipts (i) an English version of the notice of such meeting sent by the Company (ii) a statement that the Holders, as of the close of business on a record date, established by the Depositary pursuant to the Deposit Agreement will be entitled, subject to any applicable provision of French company law and the Statuts of the Company (which provisions, if any, shall be summarized in pertinent part), to exercise the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder’s American Depositary Shares, and (iii) summaries in English of any materials or other documents provided by the Company for the purpose of enabling such Holders to exercise such voting rights by means of voting by mail (formulaire de vote par correspondance) or proxy. Upon the Depositary’s receipt from any Holder of either a formulaire de vote par correspondance or procuration en blanc (a proxy for management to vote on such Holder’s behalf), duly completed and executed, on or before the response date established by the Depositary for such purposes, the Depositary will forward such materials or documents as soon as practicable to the Custodian.

In accordance with French company law and the Statuts of the Company, a precondition for exercising any voting rights is that, in the case of a holder of Shares in registered form, such holder be registered in the share register of the Company at least five days prior to the date of the shareholders’ meeting or, in the case of a holder of Shares in bearer form, such holder shall request its accredited financial intermediary to issue a certificat d’immobilisation de titres au porteur evidencing the immobilization of its Shares until the time fixed for the meeting, at least five days prior to the date of the meeting. Pursuant to these requirements, a Holder of a Receipt representing Shares in registered form that desires to exercise its voting rights is required to (a) be registered in the share register of the Company and (b) instruct the Depositary to request that the Custodian deposit the formulaire de vote par correspondance or the procuration en blanc; with the Company, at least five days prior to the date of the shareholders’ meeting.

Pursuant to these requirements, a Holder of a Receipt representing Shares in bearer form that desires to exercise its voting rights is required to (a) deposit its Receipt or Receipts in a blocked account with the Depositary until the completion of such meeting and (b) instruct the Depositary to (i) furnish the Custodian with the name and address of such Holder and the amount of American Depositary Shares represented by Receipts held by such Holder, (u) notify the Custodian of such deposit, (iii) request that the Custodian issue a certificat d’immobilisation de titres au porteur with respect to such Shares and (iv) request that the Custodian deposit such certificate together with the formulaire de vote par correspondance or the procuration en blanc with the Company at least five days prior to the date of the meeting and give notice to the Company of such Holder’s intention to vote.

Each Share represents the right to cast one vote at shareholders’ meetings; provided, however, that, pursuant to the Statuts of the Company, each Share held in registered form in the name of the same shareholder for a period of at least three years as from January 1, 1994 will have the right to cast two votes at shareholders’ meetings. Holders of Receipts representing Shares in registered form may be entitled to such double voting rights with respect to such number of Shares represented by American Depositary Shares evidenced by Receipts held by them which have been registered in such Holder’s name on the Depositary’s books for a period of at least three years as determined by the Depositary.

The Depositary agrees not to cause to be voted the Shares or other Deposited Securities evidenced by a Receipt if it does not receive the above-referenced materials or documents from the Holder of such Receipt in accordance with this paragraph (13).

(14)

Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Custodian in exchange for or in conversion of, or in respect of, Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company’s approval, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.09 of the Deposit Agreement in respect of the Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and, as soon as practicable after receipt of such notice from the Company, the Depositary shall give notice thereof, at the Depositary’s expense, in writing to all Holders of Receipts.

(15)

Reports; Inspection of Transfer Books. The Depositary shall make available for inspection by Holders of Receipts at its Principal Office and at the office of each Custodian any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders of Receipts copies or summaries in English of all such reports and communications when furnished by the Company as provided pursuant to the terms of the Deposit Agreement.

The Depositary will keep books for the registration of Receipts and their transfer which will be open at all reasonable times for inspection by the Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(16)

Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any taxes or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders of Receipts entitled thereto in the manner specified in paragraph (11) hereof. The Depositary will use reasonable efforts to facilitate recovery by eligible U.S. Holders of Receipts of the excess 10% French withholding tax initially withheld and deducted in respect of dividends distributed to them by the Company as well as any avoir fiscal payment to be made in accordance with procedures established by the French Treasury.  The Depositary will provide such U.S. Holders with the French tax forms appropriate to recover such withholding tax and avoir fiscal payments and instructions for completing such forms, and will advise such U.S. Holders to return such forms to it properly completed and executed.  Upon receipt of such forms completed and executed by such U.S. Holders, the Depositary will promptly cause them to be filed with the appropriate French tax authorities, and upon receipt of any resulting remittance, the Depositary will distribute to the Holders entitled thereto, as soon as practicable, the proceeds thereof in United States dollars in accordance with paragraph (11) hereof.

(17)

Liability of the Company and Depositary. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) will incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or jurisdiction or of any other governmental authority, or by reason of any provision, present or future, of the Statuts of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be prevented or forbidden from, or delayed in doing or performing any act or thing which by the terns of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of Receipts, except that each of them agrees to use its best judgment and to act in good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

The Company agrees to indemnify and hold harmless the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise in connection with the offer, issuance, sale, resale, withdrawal or transfer of Receipts or Shares or which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

(18)

Loans and Pro-Release of Shares and Receipts. Subject to the further terms and provisions of this paragraph (18), the Statuts of the Company and applicable French law, Citibank, N.A, and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of the rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depository, the Depository will not lend Shares or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction being referred to as a “Pre-Release”). The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction will be (a) subject to a written representation from the person to whom Receipts or Shares are to be delivered that at the time of such transaction such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, or (b) subject to a written representation that such person, or its customer, will hold such Shares or Receipts in trust for the Depositary until their delivery to the Depositary or Custodian, reflect the Depositary as the owner of such Shares or Receipts on its records and deliver such Shares or Receipts upon the Depositary’s request, (c) at all times fully collateralized with cash, United States government securities or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held hereunder, respectively; provided, however, that the Depositary will inform the Company in the event it exceeds such thirty percent (30%) limit; and provided, further, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary deems appropriate and agrees to inform the Company in such event. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

Collateral provided pursuant to (c) above, but not the earnings thereon, will be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

(19)

Resignation and Removal of Depositary, Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or an additional custodian after consultation with the Company and the term “Custodian” shall also refer to such substitute or additional custodian.

(20)

Amendment of Deposit Agreement and Receipts. The form of the Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any such amendment requires no consent from the Holders of Receipts. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders or Receipts, will not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts except in order to comply with mandatory provisions of applicable law. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder thereof to surrender this Receipt and receive therefor the Deposited Securities represented by the American Depositary Shares evidenced hereby.

(21)

Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 90 days after the Depositary shall have delivered to the Company notice of its election to resign, a successor depositary shall not have been appointed and accepted its appointment. The Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration or six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale together with any other cash then held by it under the Deposit Agreement without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. Thereafter the Depositary will be discharged form all obligations under the Deposit Agreement, except to account for the claims of the Holders, as creditors of the Depositary, for such net proceeds and other cash.

(22)

Retention of Depositary Documents. The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of the Deposit Agreement at the time permitted by the governing statutes but not before two years, unless such papers are required to be retained in connection with the performance of written agreements entered into between the Company and the Depositary from time to time or unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

(23)

Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(24)

Termination Upon Merger of Shares.  (a)

Notwithstanding Sections 4.09 and 6.02 of the Deposit Agreement and anything else to the contrary in the Deposit Agreement, if the Company merges with and into Sanofi-Aventis, a société anonyme organized under the laws of The Republic of France (“Sanofi-Aventis”), on the date on which the d eposited Shares are converted pursuant to such merger into ordinary shares, nominal value €2 per share, of Sanofi-Aventis (“Sanofi-Aventis Ordinary Shares”), if the Depositary has received evidence satisfactory to it that the distribution of the Sanofi-Aventis Ordinary Shares will be made pursuant to a registration statement under the Securities Act of 1933 or pursuant to an exemption from the registration requirements thereunder, the Deposit Agreement shall terminate and, immediately prior to such termination, the following provisions shall apply:

(i)

the Depositary will consider itself to have been requested and instructed by the Company and the Holders to act, and the Depositary shall act, as provided in clauses (ii) through (v) below;

(ii)

the Depositary shall deposit the Sanofi-Aventis Ordinary Shares under the Deposit Agreement, dated as of June 28, 2002 (the “Sanofi-Aventis Deposit Agreement”), among Sanofi-Aventis, The Bank of New York, as depositary, and all owners and beneficial owners from time to time of American Depositary Receipts (“Sanofi-Aventis ADRs”) issued thereunder, to the extent that the Sanofi-Aventis Ordinary Shares can be represented by a whole number of American Depositary Shares of Sanofi-Aventis (“Sanofi-Aventis ADSs”) issued under the Sanofi-Aventis Deposit Agreement, and instruct the depositary under the Sanofi-Aventis Deposit Agreement to deliver Sanofi-Aventis ADRs evidencing such Sanofi-Aventis ADSs to the Depositary;

(iii)

upon receipt of the Sanofi-Aventis ADSs, the Depositary shall notify Holders that the American Depositary Share s held by any Holder has been converted into a right to receive (A) the largest whole number of Sanofi-Aventis ADSs issued under the Sanofi-Aventis Deposit Agreement in exchange for the number of Sanofi-Aventis Ordinary Shares represented by such Holder’s American Depositary Shares of Aventis; and (B)   the net proceeds of the sale of any fraction of a Sanofi-Aventis ADS as provided in clause (iv) below, and the Depositary shall call for surrender of all outstanding Receipts;

(iv)

to the extent that the conversion provided for in clause (iii) above gives rise to a right to receive the net proceeds of a fraction of a Sanofi-Aventis ADS, the Depositary shall use reasonable efforts to sell the aggregate of the fractions of Sanofi-Aventis ADSs to which Holders are entitled and shall hold any net proceeds, after deduction of the fees and expenses of the Depositary, for distribution to the Holders entitled to them in accordance with the cash distribution provisions of Section 4.0 2 of th e Deposit Agreement ; and

(v)

upon surrender of a Receipt to the Depositary , and after deduction or upon payment of any applicable fees and expenses of the Depositary (including any fees and expenses that must be paid to the depositary under the Sanofi-Aventis Deposit Agreement) and any applicable taxes or other governmental charges, the Depositary will deliver to or upon the order of the Holder Sanofi-Aventis ADRs evidencing the number of Sanofi-Aventis ADSs provided in clause (iii) above, any net proceeds to which that Holder is entitled under clause (iv) above and any other Deposited Securities represented by the American Depositary Shares evidenced by that Receipt.

(b)

If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except as provided in subsection (a) and except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities and shall sell rights as provided in the Deposit Agreement.  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts that have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.0 9 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Section 5.0 9 and 5. 1 0 thereof.